Exhibit 10.2

AMENDMENT NO. 2 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Asset Purchase Agreement (the “Agreement”) dated April 20, 2007 by and among MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (the “Buyer”), PARIVID, LLC, a Massachusetts limited liability company (the “Seller”) and S. RAGURAM, an individual (“Primary Member”) is entered into as of July 18, 2011.

Capitalized terms used in this Agreement and not defined shall have the meanings ascribed to them in the Agreement.

In consideration of the representations, warranties and covenants herein contained, the Parties agree as to amend the Agreement as set forth herein.

1.             M-Enoxaparin Milestone Payment.  The parties hereby agree that, within 10 days after the occurrence of the M-Enoxaparin Milestone, in lieu of the issuance of shares of Buyer Common Stock in satisfaction of the M-Enoxaparin Milestone as set forth in Section 1.4(b) of the Agreement, Buyer will pay the Seller, by wire transfer to an account designated by the Seller, an amount equal to 332,094 times the average of the ten highest last reported sale prices per share of the Buyer Common Stock over the fifteen consecutive trading days ending one day prior to the date of the M-Enoxaparin Milestone.

2.             Effect of Amendment.  Except as explicitly set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Craig A. Wheeler
Name: Craig A. Wheeler
Title: President and Chief Executive Officer

PARIVID, LLC

By:	/s/ S. Raguram
Name: S. Raguram
Title:

PRIMARY MEMBER

/s/ S. Raguram
S. Raguram